EXHIBIT 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS FOURTH QUARTER AND

YEAR END 2021 FINANCIAL RESULTS

FREDERICK, MD, March 29, 2021 (BUSINESS WIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ:TOMZ), a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products, today announced its financial results for the fourth quarter and year ended December 31, 2021.

TOMI Chief Executive Officer, Dr. Halden Shane, stated, “Over the last two years, our Company has made dramatic progress growing our customer list, diversifying our product line through internal innovation, enhancing brand recognition, and positioning TOMI as a major player in the disinfection markets.   As expected, 2021 revenue decreased from the previous year because 2020 saw a surge in demand for disinfection products at the onset of the COVID-19 pandemic.  That said, 2021 revenue increased 22% when compared to 2019’s pre-pandemic levels, which reflects the fundamental strength of our growth trajectory.  This growth was accomplished in spite of worldwide supply chain and logistics disruptions that delayed the launch of our SteraPak and also pushed out certain capital projects involving the installation and integration of our custom engineered system (CES) disinfection systems into our customers’ facilities.

“During the second half of 2021, we began to see positive signs from our prospective and existing customers as businesses began to reopen their normal business operations at their physical locations. This activity bolstered our sales pipeline and led to a 20% growth in revenue for the second half of 2021 when compared to the first half of 2021. Furthermore, several CES projects we bid on in 2021 will be delivered in 2022, for which we expect to generate revenue in the next 12 months.

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“We are also encouraged by the shift we saw in our revenue mix.  One of the attributes of our business is its ‘razor/razorblade’ model: as we get more units out in the field – which we have certainly done over the last two years- we expect to see a larger portion of our sales will come from solution to replenish the units.   We grew our overall 2021 solution sales by 48% as compared to 2019 and grew our recurring solution sales to existing customers by 63% versus 2019.  As our busines scales, this trend should have a positive impact on our gross margins.

“We’re optimistic about the opportunities ahead in 2022, driven by strong market interest for our new products, increased demand for our custom engineered systems and steady growth in recurring equipment and solution sales,” Dr. Shane concluded.

Financial Results for the year ended December 31, 2021 compared to December 31, 2020

•	Total net revenue was $7.8 million compared to $25.0 million.

•	Gross margin was 59.2% compared to 60.1%.

•	Operating loss was ($4.9 million) compared to operating income of $4.5 million.

•	Net loss was ($4.4 million) or ($0.25) per basic and diluted share, compared to net income of $4.4 million or $0.27 per basic share.

•	EBITDA was a loss of ($4.2 million) compared to EBITDA of $5.2 million. A table reconciling EBITDA to the appropriate GAAP financial measure is included with the Company’s financial information below.

Financial Results for the three months ended December 31, 2021 compared to December 31, 2020

•	Total net revenue was $2.0 million compared to $3.6 million.

•	Gross margin was 54.0% compared to 59.0%. The decline in gross profit is attributable to our product mix in sales.

•	Operating loss was ($1.7 million) compared to operating loss of ($2.9 million).

•	Net loss was ($1.7 million) or ($0.08) per basic and diluted share, compared to a net loss of ($2.9 million) or ($0.17) per basic share.

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EBITDA was a loss of ($1.6 million) compared to a loss of ($2.6 million). A table reconciling EBITDA to the appropriate GAAP financial measure is included with the Company's financial information below.

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Balance sheet highlights as of December 31, 2021

•	Cash and cash equivalents were approximately $5.3 million compared to $5.2 million at December 31, 2020.

•	Working capital was $11.1 million compared to $11.5 million at December 31, 2020.

•	Shareholders’ equity was $13.6 million compared to $13.2 million at December 31, 2020.

Recent Business Highlights:

•	Received $1.7 million of orders for its CES products from a Fortune 500 pharmaceuticals company and a leading research facility focused on immunology and infectious disease.

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Fulfilled an urgent shipment of multiple SteraPak units to a local distributor in Hong Kong, TOMIMIST Hong Kong, which were deployed by a well-known real-estate conglomerate in Hong Kong for use in shopping malls, commercial and residential buildings, and numerous other business premises to effectively combat the massive outbreak of COVID-19 Omicron variant infections in the city.

•	Development of the TOMI Service Network (TSN) membership portal

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Assisted the decontamination efforts of On Demand Pharmaceuticals, an innovative technology company transforming how medicines are made, by providing its SteraMist Environmental Systems for use at On Demand Pharmaceutical’s modular cleanroom.

•	Partnered with ARM EnerTech Associates, LLC, a U.S.-based engineering services & custom control panel manufacturer, to further develop its SteraMist brand of products.

Recent Progress with Scientific Studies and Industry Testing:

•	Obtained EPA registration for its 0.35% hydrogen peroxide BIT Solution, an all-in-one disinfectant for use across the entire food supply chain.

•	TOMI continues to work with its German aircraft partner and Boeing in a third-party test required for the aviation industry. TOMI incurs no cost for this work as both testing partners are clients.

•	Passed the EN 17272 evaluation. The EN 17272 is the European standard for airborne room disinfection in the form of gas, steam and/or aerosol.

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Partnered with the Department of Chemistry and Biochemistry of Texas Tech University to conduct a wide range of studies on spray pattern, deposition, and hydrogen peroxide content to compare the Company’s 1% label to other similar products on the market.

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Partnered with USDA Agricultural Research Service for continued research on 1% solution. In March 2021, an article entitled "Hydrogen peroxide residue on tomato, apple, cantaloupe, and romaine lettuce after treatments with cold plasma-activated hydrogen peroxide” was accepted for publication in the Journal of Food Microbiology.  The Company expects another paper to be published by the end of 2022.

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Finished gathering successful and critical data from our Shield Study, a multi-year study comparing SteraMist with manual cleaning.  Preliminary results collected by the current hospitals in the study are showing a decrease in the transference of pathogens resulting in HAIs and Clostridium difficile infections in the rooms that used SteraMist® for their terminal clean, as compared to the rooms that have been manually cleaned.  TOMI looks forward to announcing the full results as they are available to make public.

Conference Call Information

TOMI will hold a conference call to discuss Fourth Quarter and Year End 2021 results at 4:30 p.m. ET today, March 29, 2022.

To participate in the call by phone, dial (877) 545-0320 and entry code 62594 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0016 and entry code 624594. To access the live webcast or view the press release, please visit the Investor Relations section of the TOMI website at:

https://www.webcaster4.com/Webcast/Page/2262/45003

A replay of the teleconference will be available until April 12, 2022 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay access code: 45003. A replay of the webcast will be available for at least 90 days on the company’s website, starting approximately one hour after the completion of the call.

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TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas. TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Forward-Looking Statements

This press release contain forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to anticipated financial performance and operating results; upcoming launch of new products; expected growth in sales and market demand; revenue opportunities of CES products in 2022; timing and process relating to research studies and testing; impact of COVID-19 pandemic on our business operation; remediation plan for the material weakness; and our ability to execute sale strategies. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and customers; our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

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Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. We define EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure and is intended to serve as a supplement to our results provided in accordance with GAAP. We define Adjusted EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization; stock-based compensation expense. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We believe that these historical non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to evaluate our performance internally and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. Although we believe that the use of non-GAAP financial measures enhances its investors’ understanding of its business and performance, our use of non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measures. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. Because of these limitations, the non-GAAP financial measure used in this release should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP as set forth below. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

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TOMI ENVIRONMENTAL SOLUTIONS, INC.

 CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020 (1)
ASSETS
Current Assets:
Cash and Cash Equivalents	$5,317,443	$5,198,842
Accounts Receivable - net	1,964,776	3,716,701
Other Receivables	235,904	198,951
Inventories	4,743,280	3,781,515
Vendor Deposits	288,586	388,712
Prepaid Expenses	343,573	421,305
Total Current Assets	12,893,562	13,706,027

Property and Equipment – net	1,488,319	1,298,103

Other Assets:
Intangible Assets – net	956,284	722,916
Operating Lease - Right of Use Asset	583,271	631,527
Capitalized Software Development Costs - net	10,476	52,377
Other Assets	341,006	358,935
Total Other Assets	1,891,037	1,765,755
Total Assets	$16,272,918	$16,769,885

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$1,054,040	$1,501,469
Accrued Expenses and Other Current Liabilities	664,608	501,849
Customer Deposits	6,000	118,880
Current Portion of Long-Term Operating Lease	91,775	81,223
Total Current Liabilities	1,816,423	2,203,421

Long-Term Liabilities:
Loan Payable	-	410,700
Long-Term Operating Lease, Net of Current Portion	861,415	953,190
Total Long-Term Liabilities	861,415	1,363,890
Total Liabilities	2,677,838	3,567,311

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued
and outstanding at December 31, 2021 and December 31, 2020	638	638
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at December 31, 2021 and December 31, 2020	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized;
19,680,955 and 16,761,513 shares issued and outstanding
at December 31, 2021 and December 31, 2020, respectively.	196,810	167,615
Additional Paid-In Capital	56,941,209	52,142,399
Accumulated Deficit	(43,543,577)	(39,108,078)
Total Shareholders’ Equity	13,595,080	13,202,574
Total Liabilities and Shareholders’ Equity	$16,272,918	$16,769,885

(1)

Share amounts with respect to the common stock and Convertible Series A Preferred Stock have been retroactively restated to reflect the reverse split thereof, which was effected as of the close of business on September 10, 2020. Refer to Note 10—Equity for further information.

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TOMI ENVIRONMENTAL SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Months Ended		For The Years Ended
	December 31,		December 31,
	2021	2020 (1)	2021	2020 (1)

Sales, net	$2,010,033	$3,654,133	$7,753,582	$25,027,637
Cost of Sales	914,758	1,500,466	3,166,891	9,985,046
Gross Profit	1,095,275	2,153,667	4,586,691	15,042,591

Operating Expenses:
Professional Fees	140,165	262,861	538,093	681,377
Depreciation and Amortization	68,999	198,274	294,665	719,760
Selling Expenses	399,329	267,348	1,674,466	1,247,444
Research and Development	78,055	209,603	572,700	455,046
Consulting Fees	61,026	100,778	326,614	327,232
General and Administrative	2,081,713	4,018,410	6,104,363	7,102,942
Total Operating Expenses	2,829,287	5,057,275	9,510,901	10,533,802
Income (loss) from Operations	(1,734,012)	(2,903,608)	(4,924,210)	4,508,789

Other Income (Expense):
Gain Upon Debt Extinguishment	-	-	414,583	-
Interest Income	378	568	1,076	2,915
Interest Expense	-	(1,272)	(1,034)	(43,538)
Total Other Income (Expense)	378	(704)	414,625	(40,623)

Income (loss) before income taxes	(1,733,634)	(2,904,312)	(4,509,585)	4,468,166
Provision for Income Taxes	(74,086)	-	(74,086)	77,000
Net Income (loss)	$(1,659,548)	$(2,904,312)	$(4,435,499)	$4,391,166

Net income (loss) Per Common Share
Basic	$(0.08)	$(0.17)	$(0.25)	$0.27
Diluted	$(0.08)	$(0.17)	$(0.25)	$0.23

Basic Weighted Average Common Shares Outstanding	19,680,955	16,759,058	17,538,994	16,512,126
Diluted Weighted Average Common Shares Outstanding	19,680,955	16,759,058	17,538,994	18,757,509

 _________

(1)

ShareamountswithrespecttothecommonstockandConvertibleSeriesAPreferredStockhavebeenretroactivelyrestatedtoreflectthereverse split thereof, which was effected as of the close of business on September 10, 2020. Refer to Note 10—Equity for further information.

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The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (in thousands, except percentages; unaudited):

	For The Three Months Ended		For The Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(1,659,548)	$(2,904,312)	$(4,435,499)	$4,391,166

Interest Income	(378)	(568)	(1,076)	(2,915)
Interest Expense	-	1,272	1,034	43,538
Depreciation and Amortization	140,165	262,861	294,665	719,760
Provision for Income Taxes	(74,086)	-	(74,086)	77,000
Other	-	-	-	-
EBITDA (Loss)	$(1,593,846)	$(2,640,747)	$(4,214,961)	$5,228,549

Equity Compensation Expense	18,354	2,823,300	18,354	3,130,986
Other	-	-	-	-
Adjusted EBITDA (Loss)	$(1,575,492)	$182,553	$(4,214,961)	$8,359,535

Net revenue	$2,010,033	$3,654,133	$7,753,582	$25,027,637
Adjusted EBITDA Margin	-78%	5%	-54%	33%

INVESTOR RELATIONS CONTACT:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

jnesbett@imsinvestorrelations.com

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